                                   EXHIBIT 12

                         CONTINENTAL GLOBAL GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        (IN THOUSANDS, EXCEPT FOR RATIOS)

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

                                                              THREE MONTHS                            SIX MONTHS
                                                             ENDING JUNE 30                         ENDING JUNE 30
                                                        1997                1996               1997                1996
                                                    -------------------------------         ----------------------------
COMPUTATION OF EARNINGS:

Income before extraordinary
     item and foreign income taxes                       1,194             2,168               3,119               4,827

Add:
     Interest expense                                    3,195               670               4,472               1,455
     Amortization of deferred
         financing cost                                    125                 7                 132                  13
     Portion of rent expense representative
         of an interest factor                             114               101                 226                 200
                                                        ----------------------------------------------------------------

EARNINGS                                                 4,628             2,946               7,949               6,495
                                                        ================================================================

COMPUTATION OF FIXED CHARGES:
     Interest expense                                    3,195               670               4,472               1,455
     Amortization of deferred
         financing cost                                    125                 7                 132                  13
     Portion of rent expense representative
         of an interest factor                             114               101                 226                 200
                                                        ----------------------------------------------------------------

FIXED CHARGES                                            3,434               778               4,830               1,668
                                                        ================================================================

RATIO OF EARNINGS TO FIXED CHARGES                        1.35              3.79                1.65                3.89
                                                        ================================================================
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